Exhibit 99.1

Absolute Return Podcast: Interview with Wag! Chief Executive Officer, Garrett Smallwood - Full Transcript

Episode: "#212: Pet Tech with Wag CEO Garrett Smallwood"

Release Date: May 9, 2022

Link: https://podcasts.apple.com/ca/podcast/212-pet-tech-with-wag-ceo-garrett-smallwood/id1454295583?i=1000560063467

Full Transcript:

Welcome investors to The Absolute Return Podcast. Your source for stock market analysis, global macro musings and hedge fund investment strategies, your hosts, Julian Klymochko, and Michael Kesslering aim to bring you the knowledge and analysis you need to become a more intelligent and wealthier investor. This episode is brought to you by Accelerate Financial Technologies. Accelerate because performance matters. Find out more at accelerateshares.com.

Julian Klymochko: Welcome Garrett to the show from sunny, California. How are things for you today?

Garrett Smallwood: Phenomenal. I think it’s 70 degrees here today. I cannot complain.

Julian Klymochko: Yeah, living the life. CEO of Wag. And I went through your track record, career history and you’ve been involved in several successful tech startups over the past decade or so. I was wondering since, you’ve kind of done this a few times, what new ventures opportunities intrigue you and what was appealing about joining wag?

Garrett Smallwood: Well, thank you, Julian, Mike for letting me be here today. I think it’s a real treat. Taking a step back. I obviously am the biggest fan of Wag and the reason I am CEO is because it’s so very rare that you find a marketplace that both sides of the marketplace love. So, we have pet parents that are using Wag to take care of their pet, and then we have pet caregivers that are using Wag to take care of pets. Okay. So, I think it’s the best gig in America. And if you’re a pet parent, it’s the easiest way to take care of your pet. So, it’s really, really rare. Two is, it’s incredibly high frequency. So, the average Wag pet parents using Wag four to five times a month, that means every week we’re in their home taking care of their pet.

And then finally, it’s an incredible brand. Like almost everyone I know knows something about Wag. Unfortunately, Julian and Mike, we’re not Canada yet, but hopefully soon. And it’s just an incredible brand awareness and name and everything else. So, you couldn’t ask for a better marketplace to be running. For my history, I think you touched on it. A seasoned entrepreneur. Done marketplaces a few times, done home service marketplaces, hosting marketplaces, multi-family home. And obviously now I’m doing pets and I would just say like, the things I look for are incredible market, just like, is there a big broad market that’s ready to be disrupted? Preferably there’s some sort of blue ocean opportunity and the people love it. Like, as you’re just like clearly a love for the brand or the product or the service. That’s again, what drove me to Wag

Julian Klymochko: And it’s pretty interesting for pet parents. We know that many of them treat their pets like children [laugh]. And so, there’s that connection there, but for those who don’t know about Wag, can you describe what the company does and why dog owners or pet owners should download the app?

Garrett Smallwood: Absolutely. So, Wag is the button on the phone for the pop, okay. And so, when you think about Wag, I want you to think about it as how you take care of your pet while you’re not home. When you’re at the office, when you’re traveling, when you’re on date night, Wag is the way you take care of your pet, and your pet gets exercise and relief and happiness and joy. Wag brings all those things. We’re most famous for our on-demand dog, walking product, less than 15 minutes, we could find you a great local caregiver to take care of your pets, to pick up your pup, walk up it for 20, 30 or 60 minutes and bring it back all safe and sound, and usually tuckered out. We also offer overnight care. So, if you’re away for the weekend, Mike, we can help you take care of that pup. We also offer dog training through the platform and virtual drop-ins. And then finally we offer the largest pet insurance marketplace in the us. We can help you find the kind of perfect pet insurance for your pet. So again, the button on the phone for the pup, it’s silly not to have lag as a pet parent.

Julian Klymochko: And certainly, it has evolved over the years. You mentioned the on-demand dog walking, but you really expanded into other areas. You mentioned the insurance and things of that nature. Now, since you joined a few years ago, how has Wag developed and evolved since you started there?

Garrett Smallwood: Yeah. what a journey, huh. So, I took over the business in November of 19 and we reshaped the business. I’m in the bay area, moved a lot of the town to the bay area. We were previously in LA, had some restructuring we had to do, and it was obviously a little bit messy, but I thought we were in a great position. And then four or five months later, the pandemic hit. And I don’t know about you guys, but if you’re wearing hazmat suits and locked inside, you don’t really need a dog, walker. It’s kind of like your one reprieve of the day. You know what I mean? And so, walking and the rest of our business just wasn’t as engaging. We were really faced a lot of headwinds during the pandemic. And so, for us, it forced us to really expand outward.

And so that, I think the result of us launching virtual training, telehealth, pet insurance comparison, marketplace, wellness plan, that’s all kind of the birth of the pandemic. Finding kind of solutions for our pet parents who still wanted help and the pet caregivers who still want to take care of pets. Yeah, I think you can see the numbers today. Our LTVs almost tripled from when I took over the business. Frequency and engagement set kind of record numbers. And we’re really excited. I don’t know how it is in Canada, but it certainly seems like in the U.S., the pandemic is rolling off. People are going back to the office, going back to date night, travel setting records. And so, we’re certainly seeing that in our business

Julian Klymochko: Now, as a leader, going through the pandemic specifically for Wag appeared to be quite challenging, because as you indicated, many pet owners probably didn’t use the service or as much as say previously did. So as leader of the company, how was it managing through the pandemic?

Garrett Smallwood: Well, I would just say first off scary. I think everyone was scared. It’s almost like you forget about it now. You’re like, oh yeah, the pandemic happened. But when it first happened.

Julian Klymochko: Right.

Garrett Smallwood: Like wow, what a time for everyone.

Julian Klymochko: Yeah.

Garrett Smallwood: And so, I was, I mean, I was scared and so I think we all had to put on a brave face. We all had to be there for our employees and for the community. And I give the whole management team at Wag kudos. Not that I don’t normally, but everyone was kind of like, well our employees come first. Like we got to do what’s best for the employees, send everyone home. Let’s give them the help they need. Let’s give them the tools they need to be successful. Let’s help them navigate this crazy chaos. And that’s really where we put most of our attention in the beginning. Second thing was obviously expanding that to the broader community. There’s millions of pet parents and hundreds of thousands of caregivers and then it was just kind of managing what you could control. And I kind of view it as the market today. There’s only so much you can control in the market today. Seems like the market’s doing its own thing. And so, it’s kind of like the pandemic. You just had to be like, well, someone’s going to hopefully figure it out. We’ll do our best to help. And in the interim, I’m just going to manage what I can manage.

Julian Klymochko: Right. Now, on a forward-looking basis. Some workforces are going to more of a hybrid approach. At home, in the office, you know, two to three times a week. Do you think there’s or are there ongoing challenges with respect to the after, call it the aftershocks of the pandemic with respect to your business?

Garrett Smallwood: Yeah, so take a step back. The pandemic was incredible for pets. Like I can’t imagine a better time for dogs, cats, parrots, hams, and everything else across the country. More than 23 million households adopted a pet during the pandemic. There’s now more than 85 or I think 90 million, most recent estimates, total households that have a pet. And to your point earlier, Julian, they look at their pet like a member of the family. So, this incredible, huge new pool of pet parents who even if you go back once or twice a week, you’re leaving that pet behind.

Julian Klymochko: Right.

Garrett Smallwood: And you’re going to need someone to take care of it. Look, I don’t need to be there every single day. I just need to be there once a week, maybe twice a week in the right scenario. So, you’re still going to have to leave the pet behind. And I think the other thing people are forgetting, kind of like kids is, that you now know your pet better than ever. You know, when they want to use the bathroom, what kind of food they’re going to eat and when they want to eat it and what their signs are, when they need more exercise, when they’re rough housing on the couch, what that means. And so, all those learnings are going to make pet parents be even more engaged in their pets’ life. And we see that in our most recent cohorts, our most recent cohorts, the best performing cohorts in history of the company. And I think that’s a function of this huge new pool of people adopting pets during the pandemic and then knowing their pets needs better than ever before.

Michael Kesslering: And one area that I was really curious about was the Wag wellness business line. And I guess specifically within that, on the pet insurance side, you mentioned that it’s the largest pet insurance platform. And so, can you talk about how your position within the pet insurance market and why I guess your best positioned as opposed to some of the peer play insurance providers?

Garrett Smallwood: Yeah. I mean, look, I think they fill different needs. So, if you go to our pet parents and ours being Wag, they’ll tell you, look, I love my pet. I have a two-year-old golden doodle and I want to take care of it, and I want to feed it the best food and make sure it has the best exercise and make sure it has best coverage. And for a lot of pet parents, I don’t know if you guys have ever shop for pet insurance, but it can be a little complicated. There’s a lot of different pet insurance [Inaudible 00:08:35] out there. They fit problems very differently. You know, they’re not all created equally.

And so, what we strive to do as the platform and the number one on demand platform in the U.S., is to simplify that decision making process.

Julian Klymochko: Now the pet parents, it seems like the value proposition is there. Easy to use the Wag app and the platform. Now on the other side of the marketplace is the pet caregiver. What’s in it for them? Why would they want to utilize the app?

Garrett Smallwood: Oh Julie. I mean, who doesn’t want to hang out with a gold retriever at two o’clock on a Tuesday when no one’s home. So, I really do mean it when I say it’s the best gig in America. Like people want to take care of other people’s pets. It’s like built into us. Like when you go to a grocery store, you go to a park, don’t you like just by default, want to pet the dogs?

Julian Klymochko: Right?

Garrett Smallwood: I do. I’m just like, oh my gosh, the dog, I have to touch it, right.

Julian Klymochko: [Laugh].

Garrett Smallwood: And so, that is the community of caregivers that operate on Wag. There’s more than four hundred thousand now, approved, background check caregivers in the Wag marketplace. That is like point two, something percent of America’s workforce. This is incredible pool of people. And I think what makes Wag so special is, that they all love pets. They’re all here, not because they need the money or because this is the best gig for them in their work hours. It’s more like, no, I just love pets. And I want to spend more time with them. Believe it or not. Our two largest groups of pet caregivers are retirees. So, they’re like, look, I want to get some steps in. I get to walk one to three miles on a walk. I get to learn my neighborhood. I get to, you know, hang out with some pups and some fresh air. And that’s a no brainer if you’re retired, right. And retirees do not want to drive for Uber or DoorDash, I’ll tell you. There not interesting to them. And the second largest group is college students who grew up with pets. So, you go to Harvard in between classes you want to make, I don’t know why you want to make 20 bucks, but maybe you want to make 20 bucks for some weekend fun.

And so, you’re like, wow, there’s a dog down this street. I could pick up and walk or board or drop in on or train, whatever it is for that time. And so, these caregivers are majority female, which is really unique. That’s kind of opposite from, we’ve seen on other marketplace companies and their NPS is phenomenal, it’s like 50 plus. They like literally like the gig and their number one complaint is literally like, I want more local great gigs. And it’s that simple. And so if you think about it, you go to Garrett’s house today at one o’clock when I’m on a call with you guys and you pick up my dog Toby for 30 minutes, you know, you just had to open the front door, put her harness on, walk, Toby around my neighborhood, which is, you know, it’s a nice sunny day here. And then you bring it back healthy, you know, full of, you know, drained of energy and hopefully out of heat. It’s just an awesome experience. So, I don’t know why you wouldn’t want to do it as a caregiver.

Julian Klymochko: Yeah, makes a lot of sense. Now with respect to Wag business model. So, it’s been in the market a number of years and has grown the top line nicely, for sure. Do you want to discuss the business’ path to profitability and what investors can expect going forward?

Garrett Smallwood: Yeah, great question. So, look, obviously the last 24 months or how long, this pandemic has been, has been incredibly unique for us. And I mentioned earlier, a lot of headwinds, those headwinds certainly seem to be converting into tailwinds, especially if you look at our Q4, which we announced recently, we had a phenomenal Q4, were more than 200% year on year. And we just have confidence that we think the pandemic is rolling off. And as a result, we should see continued tailwinds. For us, we think the next, I would say 12 to 18 months are going to be a phenomenal time to get in front of all these new pet parents. I mentioned this, 23 million new pet parents and all of these people returning to office and travel and work and date night. And so, we’re going to be leaning a bit into marketing and brand building.

Again, we want to help you establish that pattern of being there for your pet. And I think our path to profitability probably concludes in Q1 2024. But if you just look at where the dollars are going, it’s very clearly in marketing. And so, this is not a hard business to look at. Like everything flows down nicely for marketplace. But again, we think the next 18 months will be pretty phenomenal for the business.

Michael Kesslering: And so personally, as someone that’s looking at dog ownership, part of the, I guess, the fear is, the education aspect and not knowing what you’re doing, how important is education for your platform? And things like training. That’s something that really jumped out at me that would really be of interest as a dog owner.

Garrett Smallwood: Yeah. I mean, I think you’re right, Mike. So let’s just take a step back. Owning a pet is stressful. It’s like a kid, it’s confusing, it’s unclear sometimes what to do. So, we really want wag to be the one stop destination for all your pet’s needs. We have one of the largest robust kind of education centers on the web that more than 6 million pet parents count on every month for their pet’s advice on behavior and health and training and everything else and increasing that attach rate. And if you look at our management presentation, our attach rate, so the likelihood you go to other services is increasing dramatically, overall, I think it’s out upwards of 20 plus percent. So, your likelihood to go from walking to other services is, you know, it’s kind of paramount to our success as platform.

Julian Klymochko: You mentioned the investor presentation and a big highlight of that is the recently announced going public transaction through SPAC CHW Acquisition. What are some of your goals in terms of transitioning from a private company to a publicly traded company?

Garrett Smallwood: Well, I mean, personally, I am thrilled. I am just really, really excited about being a public company. A lot of people are like, you’re crazy. Why would you want that? Look, I think too many companies are staying private for too long. Being public forces you to be more disciplined, more thoughtful, more strategic. I think it like really ups the ante. And I love that kind of pressure as our leadership team, as does our board and our board is some of the most seasoned, incredible VCs and entrepreneurs. You can name Roger Lee from Battery, Brian from ACME. Like we have some storied people, so that’s part one. Part two is, we like this timing. So, to be clear, like we think the pandemic’s rolling off. That’s great for our business. We seem to be one of the few businesses that’s a post pandemic beneficiary versus a during pandemic beneficiary in the tech sector. And so, for us, we think we’re going to be a standout stock, okay. And then three is, I think people discount the fact that there is a real big benefit to a public market currency, especially if we want to be very inquisitive. And so, we think in this market being inquisitive is actually going to be very beneficial. This might be a great time to be rolling up complimentary products as our platform expands pretty tremendously. And so, we’ll probably want to put the currency to work.

Julian Klymochko: That’s a really good point because say a year ago we were seeing a tremendous amount of interest from investors and so-called work from home plays. Now, Wag could in fact present the exact opposite, back to the office play. So that’s really good to know. The other thing that, kudos to you on landing a sweet ticker P-E-T, PET.

Garrett Smallwood: [Laugh].

Julian Klymochko: I’m still surprised that, that something like that is still up for grabs.

Garrett Smallwood: Isn’t that awesome?

Julian Klymochko: Yeah.

Garrett Smallwood: Me too. I was just like, no way, we were thrilled.

Julian Klymochko: Yeah, certainly very notable. Now you mentioned with being a public entity, the opportunity for consolidation in the sector, what sort of M&A do you think will be in the cards on a go forward basis?

Garrett Smallwood: Yeah. Well, I think just take a step back. We really like software businesses, okay. That’s first and foremost, we are not into, you know, distribution or Capex or anything crazy. We’re a platform, we’re a tech platform. We’re a software marketplace. We want to stick to that; we like our margins. We like how the dollars flow and we think investors will benefit from that tremendously. So, we’re going to look at other places where we can introduce a platform. It’s similar to our wellness platform, right. We become the best way to shop for pet insurance. It would be surprising to me if we weren’t the best way for you to shop for pet food or pet treats or, you know, things that your pet needs on a high frequency basis, certainly we intake medication or other over the counter meds. And then I think additional things that can help our services base. We’re certainly looking internationally and we’re looking at additional services as people return to work. I can tell you one of the most popular requests we’re getting is doggy daycare. So, like, hey, do you know anybody nearby that want to hosts my dogs for 48 hours instead of just an hour long walk? Then maybe with some other dogs who they get socialization. So, we’re certainly excited about either leaning more into services or more into complimentary platforms.

Michael Kesslering: And just to go back to the going public transaction, were you looking at different options in terms of the route to go public? Were you looking at an IPO or direct listing once you decided on a SPAC? How did that process all evolve? And were you looking at different SPACs, earning an entire process? Or it was just one management team or one sponsor team that really, really caught your eye?

Garrett Smallwood: I mean, I have a fiduciary responsibility to be pretty expansive in my research on the best options for the business. So, we had private financing alternatives. We had multiple SPAC alternatives. We also thought, hey, look, the world’s going to return rapidly. Why not just wait it out and do a traditional, obviously SPACs right now are getting a lot of, I won’t say hate, but they’re getting some words of conflict and that’s fine. I’m sure that there’s reason for that when you force this many companies to go public this quickly, it certainly, I’ve never seen anything like that before. And again, I’m not someone who survived 99, but I think a lot of people have. And so, we looked at the alternatives and we made the decision that SPAC was the best route. And I’ll tell you the two reasons why. One is, it’s incredibly efficient actually. It’s actually very efficient considering all the best practices in place and teams that know what they’re doing. And seems like everyone’s kind of figured it out. From the lawyers to the IR shops, to the markets, to the actual exchanges. SPAC seem to be pretty efficient in terms of getting out there. Two is, it’s a tremendous amount of PR that comes from the SPAC because you can tell your story. And our story is one, that is a, hey, this is all going to happen. To your point, Julian, it’s a return to office. It’s a return to travel. It’s a return to date night story. And for us, that was really important. And you’re certainly seeing it play out based on our Q4. And so being able to say, hey, look, we’re really confident in our return to normal story. And this is a really fast, efficient way to get out. We think was really be beneficial to our shareholders and future shareholders.

Julian Klymochko: Now looking into your crystal ball and over the long term, where do you see Wag, say in the next 10 years? What should investors and stakeholders expect from the business?

Garrett Smallwood: I love Julian, man, you should be on my board.

Julian Klymochko: [Laugh].

Garrett Smallwood: Okay. So, very obviously an incredibly efficient organization. Like we are shareholder first, we’re all about running the business through operational excellence and kind of forward thinking about the customer. We are customer obsessed and shareholder obsessed. So, I want to make that very clear, very unique to us, I think, and you see in our P&L. Two is, in terms of a business. There are very few pet stocks. Like if you think about there’s 85 or 90 million households now with a pet. And it’s amazing to me, how few companies exist that are public, that serve the lives of our pets. And so, Wag will obviously be an enduring business. It will be a business that takes care of our pets across a number of their needs. And I think what you’ll really see Wag as a household named, not just for services like walking or overnight care or training, but like I said earlier, things like food and treats and vitamins and your overall health and wellbeing. I really want you guys to think about Wag as replacing kind of the Petco and Pet Smarts of the past, these big box retailers and through digitalization, through your phone, through really personalized experiences that is going to be Wag five to ten years.

Julian Klymochko: That makes a lot of sense because you’ve seen, you know, that business move from bricks and mortar retail more to online. And there’s not a lot of pure play ways to gain exposure to this massive growth of the pet industry. So, PET will be the way to do it. Currently the SPAC is trading as CHWA. That is CHW Acquisition. Now Garrett, before I let you go, one last fun question, because I know you get just an absolute ton of data through the app. For a potential dog owner, someone who’s considering ownership, what would be the best dog from an overall experience, ease of training, you know, something that behaves well, what would you recommend?

Garrett Smallwood: Like picking a favorite child, Julie and I only have two. Look, what I tell people who want to adopt for the first time. Hopefully they want to adopt, and they want to rescue. I think that’s first and foremost, the best decision you can make. Rescue pups are incredible and unique. And I’m on the board of the SFS PCA. And I can tell you there’s life changing work that’s happening at these shelters across the U.S. But the first thing I want every pet parent to consider is their lifestyle. So, if you’re working 12-hour days, Julian, which I know you are, you should not have a Boston Terri.

Julian Klymochko: Right.

Garrett Smallwood: Okay, you just should not. Will not be a happy puppy unless you want to use Wag three to four times a day.

Julian Klymochko: Right.

Garrett Smallwood: So, before you do anything. Before you fall in love and you look the dog and cat in the eyes and you know, that’s the one. You first need to figure out your lifestyle, how active are you? How often are you home? How big is your home? Do you have a yard? Do you have a fence yard? Do you have a back door that’s glass or wood? Are they going to get through it? How often they need to eat? What are they going to do with them on the weekends? Figure all that stuff out and then figure out what type of dog do you want. And then I think also, you know, if something you want to travel with, so I have a lot of friends travel a lot, because I’m sure you guys do and traveling with 140-pound, Great Dane is not particularly easy.

Julian Klymochko: Right.

Garrett Smallwood: And so, you know, you got to be thoughtful about, are you going to be traveling with the pup? Are you going to be bringing to dinner? So, I wish I could answer your question with one clear cut. I have a rescue miniature. He’s a really mixed, but we think he’s like a Chihuahua Schauer named Toby he’s about 14 pounds and I’m obsessed.

Julian Klymochko: [Laugh]

Garrett Smallwood: And he’s perfect to travel with, to be clear, but I really think you got to figure out your lifestyle first.

Julian Klymochko: Yeah, makes sense. Well, there you go, Garrett. Thanks so much for coming on the show today. We’ll be watching this story closely and super exciting stuff. A lot of innovation happening at Wag and looking forward to seeing how it unfolds, wishing you the best of luck.

Garrett Smallwood: Thank you, Mike. Thank you, Julian. Appreciate the time.

Julian Klymochko: All right. Take care. Bye everybody.

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